Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Barry E. Backhaus, President and Chief Executive Officer and Michael S. Moderski, Senior Vice President, Chief Financial Officer and Treasurer of First Federal Bankshares, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2008, (the “Report”) and that to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

         The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

November 21, 2008	/s/ Barry E. Backhaus
Date	Barry E. Backhaus
President and Chief Executive Officer

November 21, 2008	/s/ Michael S. Moderski
Date	Michael S. Moderski
Senior Vice President, Chief Financial Officer
and Treasurer